Exhibit 10.1 to

8-K dated April 1, 2006

of Seacoast Banking Corporation of Florida

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (this “Agreement”) is entered as of November 22, 2005 in connection with the Agreement and Plan of Merger as of even date herewith (the “Merger Agreement”), by and between Seacoast Banking Corporation of Florida, a Florida corporation (the “Company”), and Big Lake Financial Corporation, a Florida corporation (“BLFC”).  The Merger Agreement provides for, among other things, the merger (the “Merger”) of BLFC  with and into the Company and the merger (the “Bank Merger”) of Big Lake National Bank (“Big Lake”) with and into First National Bank and Trust of the Treasure Coast (the “Bank”).  The company resulting from the Merger is sometimes called the “Resulting Company” and the bank resulting from the Bank Merger is sometimes called the “Resulting Bank.”  This Agreement is by and between Mr. Joe G. Mullins (the “Employee”) and the Resulting Bank. This Agreement and the Employee’s employment hereunder shall commence upon the Merger’s “Effective Time,” as provided in the Merger Agreement.  Capitalized terms used but not defined herein shall have the respective meanings provided in the Merger Agreement.

WHEREAS, Employee is a selling shareholder of Big Lake and will receive substantial payments for the sale of his shares in connection with the above-described transactions; and

WHEREAS, Employee’s entering into the noncompetition covenants and other restrictive covenants in this Agreement is a prerequisite to the consummation of the above-described transactions and the purchase Employee’s shares is material consideration for those restrictive covenants; and

WHEREAS, the Company, as an inducement for and in consideration of their entry into the Merger Agreement, desire to employ Employee as an Executive Vice President of the Bank, and Employee desires to serve in such position;

WHEREAS, the Company, the Bank and the Employee seek to provide adequate assurances to each other that Employee will commence and continue his employment with the Bank, and to set forth the terms of Employee’s employment, and to provide for certain contingent payments upon the occurrence of certain events, as hereinafter provided; and

WHEREAS, the Company, the Bank and the Employee desire to enter into this Agreement;

NOW, THEREFORE, in consideration of the mutual covenants and conditions herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1.

Employment.

(a)

The Bank shall employ Employee as an Executive Vice President of the Bank with the duties, responsibilities and powers of such office as assigned to him as of the date set forth above or thereafter, and Employee shall serve the Bank in such capacities during the term of this Agreement.

(b)

Employee hereby represents, warrants and covenants to the Bank that he will be available to commence his duties hereunder upon the Effective Time, and that this Agreement and his performance of services hereunder does not breach or conflict with any other agreements or instruments to which Employee is a party or may otherwise be bound, and that he shall faithfully and diligently discharge his duties and responsibilities under this Agreement, and shall use his full time best efforts to implement the policies established by the Board of Directors and the Chief Executive Officer of the Bank.

(c)

During the term of this Agreement, Employee shall devote his full business time, energy and skill to the business of the Bank, to the promotion of the interests of the Bank and to the fulfillment of Employee’s obligations hereunder.  Employee may devote reasonable time to charitable, community and reasonable personal activities consistent with his obligations to the Bank.

Section 2.

Term.

This Agreement shall be for a period of time that begins upon the Effective Time and ends on the second anniversary of the Effective Time (the “Term”), unless further extended by the written mutual consent of the Bank and Employee, or as may be sooner terminated as herein provided.

Section 3.

Compensation and Benefits.

The Bank shall pay or provide to Employee the following items as compensation for his service hereunder:

(i)

A base salary of $210,000 per year, payable in approximately equal monthly installments, which base salary may be increased from time to time in accordance with normal business practices of the Bank;

(ii)

Hospitalization insurance (including major medical), long-term disability insurance, and life insurance in accordance with the Bank’s insurance plans and all other benefits for similarly situated members of senior management, as such plans may be modified from time to time; and

(iii)

Reasonable club dues and reimbursement of certain automobile expenses consistent with Company policy.

The above-stated terms of compensation shall not be deemed exclusive or prevent Employee from receiving any other compensation, including, without limitation, bonuses, provided by the Bank.  Employee shall be entitled to participate in all current and future employee benefit plans and arrangements in which similarly situated members of the Bank’s senior management are permitted to participate.  To the extent that Employee also serves as an officer or employee of the Company, the parties hereby understand and agree that the Company does not separately compensate its officers who are also officers of the Bank, and no additional compensation will be payable by the Company hereunder.

Section 4.

Termination.

Employee’s employment under this Agreement shall terminate:

(a)

Death.  Upon Employee’s death; or

(b)

Disability.  Upon notice from the Bank to Employee in the event Employee becomes permanently disabled.  For purposes of this Agreement, Employee shall be deemed “permanently disabled” if he has been disabled by bodily or mental illness, disease, or injury, to the extent that, in the opinion of the Board of Directors of the Bank, he is prevented from performing his material and substantial duties of employment, and provided further that such disability has continued substantially for six (6) months preceding such notice.  If requested by the Bank, Employee shall submit to an examination by a physician selected by the Bank for the purpose of determining or confirming the existence of extent of any disability; or

(c)

Cause.  Upon notice from the Bank to Employee for cause.  For purposes of this Agreement, “cause” shall be (i) a failure by Employee to perform his duties as an Executive Vice President of the Bank, as established by the Bank’s Board of Directors or by members of senior management to whom Employee reports and is responsible (other than due to disability); (ii) commission a breach by Employee of his fiduciary duties of loyalty or care to the Bank and/or its affiliates, including, without limitation, the Company; (iii) a violation by Employee of any provision of this Agreement; (iv) commission, conviction or the entering of a guilty plea or a plea of nolo contendere (or a plea of similar intent or effect) by Employee for any felony or any crime involving fraud, dishonesty, moral turpitude or a breach of trust; (v) a breach of the Code of Ethics, EEO policy, anti-discrimination policy, anti-harassment policy or similar policies of the Company and/or the Bank or of laws or regulations applicable to the Bank or the Company or to him as an executive of the Bank; (vi) behavior by Employee which causes material harm or risk of material harm to the Bank and/or its affiliates, including, without limitation, the Company or any of their reputations; (vii) habitual absenteeism, being under the influence of alcohol or illegal drugs while working, using illegal drugs or abusing prescription drugs; (viii) any violation of laws or regulations such that Employee ceases to be eligible to serve as an officer of a depository institution or a depository institution holding company; or (ix) Employee becomes ineligible to be bonded at costs consistent with the Bank’s other similarly situated officers.  In addition, if Employee shall terminate or give notice of his termination of his employment for a breach of this Agreement by the Bank in accordance with Section 4(d), and it is ultimately determined that no reasonable basis existed for Employee’s termination on account of the alleged default of the Bank, such event shall be deemed cause for termination by the Bank.

Any notice of termination of Employee’s employment with the Bank for cause shall set forth, in reasonable detail, the facts and circumstances claimed to provide the basis for termination of his employment under the provisions contained herein and the effective date of termination (“Termination Date”).

(d)

Breach by Bank.  Upon notice from Employee to the Bank of the Bank’s failure to comply with any material provision of this Agreement; provided that the Bank shall have thirty (30) days from the receipt of such notice to cure any such failure under this Agreement.  If such failure shall be cured within such period, or if the Bank shall have taken steps to cure the failure within such period, Employee shall have no right to terminate his employment under the provisions of this Section 4(d); or

(e)

Change in Position or Duties.  Upon notice from Employee to the Bank, in the event that Employee is not elected and/or appointed as an Executive Vice President of the Bank with the duties and powers which are customarily associated with such office; or

(f)

Improper Termination by Company.  Upon notice from Employee to the Bank upon a purported termination of Employee’s employment by the Bank for cause if it is ultimately determined that cause did not exist; or

(g)

Expiration of Term.  Upon the expiration of the term of this Agreement as set forth in Section 2.

Section 5.

Compensation and Benefits Payable Upon Termination.

(a)

Upon Employee’s death, the Bank shall pay Employee’s full base salary in accordance with the terms set forth in Section 5(c) below.  In addition, the Bank shall continue to pay for and provide to Employee’s spouse and eligible dependents hospitalization insurance (including major medical), and any such other health insurance benefits comparable to that coverage that would have been provided under the Bank’s group health insurance plan to Employee’s spouse and eligible dependents at the date of Employee’s death, at such time in accordance with the terms set forth in Section 5(c).

(b)

In the event Employee becomes permanently disabled and is terminated as set forth in Section 4(b) above, the Bank shall pay to Employee compensation and benefits as set forth in Section 5(c) below; provided, that Employee’s base salary shall be reduced by any amounts received by Employee under the Bank’s long term disability plan or from any other similar collateral source payable due to disability, including, without limitation, social security benefits.  If Employee shall remain permanently disabled beyond the period set forth in Section 5(c) below, Employee shall receive only such amounts, if any, as are payable under the Bank’s long term disability plan or under any other similar employee benefit or welfare plan in which Employee participated and is entitled to benefits.

(c)

If, prior to the expiration of the Term, Employee’s employment shall be terminated by Employee pursuant to Sections 4(d), (e) or (f), or by the Bank for any reason other than for cause as set forth in Section 4(c), and Employee executes a separation agreement, including a general release of all claims, acceptable to the Bank, then the Bank shall continue to pay to Employee or his estate or beneficiaries, his full base salary (payable on the same dates and terms as otherwise would have been the case, and including any bonus and other cash compensation), for the then otherwise remaining portion of the Term of this Agreement, assuming that such termination had not occurred, and assuming that the Term of this Agreement is not subsequently extended (such period, the “Remaining Term”).  In addition, the Bank shall continue to pay his hospitalization insurance premiums (including major medical), if he properly elects COBRA health insurance continuation, long term disability premiums and life insurance premiums (but only to the extent that the terms of the long term disability and life insurance policies covering him during his employment allow him to remain covered after termination of employment and during the Remaining Term) for the Remaining Term.  The compensation and benefits payable under this Section 5(c) are hereinafter referred to as “Severance Benefits.”

The payment of Severance Benefits is in recognition and consideration of the value of continued services by Employee to the Bank and is not in any way to be construed as a penalty or damages.  Employee shall not be required to mitigate the amount of any payment of Severance Benefits by seeking other employment or otherwise.  The payment of Severance Benefits shall not affect any other sums or benefits otherwise payable to Employee under any other employment compensation or benefit or welfare plan of the Bank.

(d)

In the event termination is for any reason other than as described in Section 5(a), (b), or (c) above, then the Bank shall pay Employee his full salary through the date of termination and no other compensation or benefits shall be paid to Employee hereunder; provided, however, that nothing herein shall be deemed to limit his vested rights under any other benefit, retirement, stock option or pension plan of the Bank, and the terms of those plans, programs or arrangements shall govern.

(e)

In the event that Employee is terminated for cause pursuant to Section 4(c) of this Agreement, Employee shall not be entitled to any further payments or any other form of remuneration from the Bank under this Agreement, or otherwise, following the date of such termination.

Section 6.

Non-Competition; Non-Solicitation and Non-Disclosure.

(a)

Employee hereby acknowledges and agrees that, in the course of his employment with the Bank, he (i) has and will have access to valuable confidential business or professional information of Bank, (ii) will be put in a position whereby he has and is expected to develop substantial relationships with prospective and existing customers of the Bank, and (iii) will be put in a position where he has and is expected to develop substantial goodwill for the Bank within the territory set out below, and Employee hereby acknowledges that the covenants contained herein are reasonable and necessary to protect the Bank’s valuable and legitimate business interests.  Therefore, to induce the Bank and the Company to enter into this Agreement, Employee agrees that, during the term of this Agreement and for two (2) years following the termination of his employment for any reason, Employee will not, within Okeechobee, Highlands, Glades, Hardee, Hendry, St. Lucie or De Soto Counties, Florida, or any other county wherein the Employee has contact with customers of, or otherwise conducts the business of, the Bank (including any entities to which the Bank is or may become a successor by merger or otherwise) at the date his employment is terminated, whether individually, as principal, agent, consultant, trustee or through the agency or on behalf of any other person, any corporation, partnership, association, trust or agent or agency:

(i)

provide services similar to or the same as the services that Employee provided for the Bank for his own benefit of for the benefit of any person or entity engaged in the business of banking, fiduciary services, securities brokerage, investment management or services, lending or deposit taking (individually and collectively, the “Business”);

(ii)

control or own beneficially (directly or indirectly) 1% or more of the outstanding capital stock or other ownership interest (in such capacity, a “Principal Stockholder”) of any corporation or person engaged in or controlling any such Business other than the Company or Bank; or

(iii)

serve as an officer, director, trustee, agent, consultant or employee of any corporation, or as a member, employee, consultant or agent of any partnership, or as an owner, trustee, employee or agent of any other business or entity, which directly or indirectly conducts such Business within Okeechobee, Highlands, Glades, Hardee, Hendry, St. Lucie or De Soto Counties, Florida, or any other county wherein the Employee has contact with customers of, or otherwise conducts the business of, the Bank at the date his employment is terminated.

Employee further agrees that during his employment hereunder and for two (2) years following the termination of Employee’s employment for any reason, he will not solicit any employee to leave their employment with the Company, the Bank or any of their respective affiliates for any reason, or otherwise interfere with any employment relationship of the Company, the Bank or their respective affiliates if Employee serves as an officer, director, trustee, executive, consultant, managing agent or as a Principal Stockholder of any person or entity that hires or seeks or negotiates the employment or hiring of any such employee.

Employee further agrees that, during his employment hereunder and for two (2) years following the termination of Employee’s employment for any reason, Employee will not, directly or indirectly, on behalf of himself or of any other person or entity, solicit or attempt to solicit, for the purpose of providing any business activities or products similar to those conducted or offered by the Bank or its affiliates, any customer of the Bank or its affiliates whom Employee actively solicited or with whom Employee worked, or otherwise had material contact, in the course of Employee’s service as a an employee of Big Lake, or the Company or the Bank or any of their affiliates.

(b)

In addition to the acknowledgements in Section 6(a) above, Employee acknowledges and agrees that his execution of the covenants in this Section 6 are a prerequisite to the consummation of the Merger and the Bank Merger by the Bank and the Company and that the covenants in this Section 6 are necessary to protect the value and benefit of the goodwill and other assets and benefits purchased by the Bank and the Company through those transactions.  Employee also acknowledges and agrees that the purchase of his shares in connection with those transactions is valuable and sufficient consideration for the covenants he is making in this Section 6.  Therefore, in addition to, and not in lieu of, the covenants set forth in Section 6(a) above, Employee agrees that, for three (3) years following the Effective Time of the Merger, Employee will not, within Okeechobee, Highlands, Glades, Hardee, Hendry, St. Lucie or De Soto Counties, Florida, or any other county wherein Big Lake (including any and all affiliates of Big Lake) conducted business as of the Effective Time, whether individually, as principal, agent, consultant, trustee or through the agency or on behalf of any other person, any corporation, partnership, association, trust or agent or agency:

(i)

provide services similar to or the same as the services that Employee provided for Big Lake for his own benefit of for the benefit of any person or entity engaged in the business of banking, fiduciary services, securities brokerage, investment management or services, lending or deposit taking;

(ii)

control or own beneficially (directly or indirectly) 1% or more of the outstanding capital stock or other ownership interest (in such capacity, a “Principal Stockholder”) of any corporation or person engaged in or controlling any such business other than the Company or Bank; or

(iii)

serve as an officer, director, trustee, agent, consultant or employee of any corporation, or as a member, consultatnt, employee or agent of any partnership, or as an owner, trustee, employee or agent of any other business or entity, which directly or indirectly conducts such business within Okeechobee, Highlands, Glades, Hardee, Hendry, St. Lucie or De Soto Counties, Florida, or any other county wherein Big Lake (including any and all affiliates of Big Lake) conducted business as of the Effective Time.

(c)

Employee recognizes and acknowledges that he will have access to certain confidential information of the Company, the Bank and their respective affiliates, including, without limitation, customer lists, customer information, credit information, business plans, strategy, budgets, organization, pricing, mark-ups, commissions, and other information, and that all such information constitutes valuable, special and unique property of the Company, Bank and their respective affiliates.  Such information is herein referred to as “Trade Secrets.”  Employee will not directly or indirectly disclose or directly or indirectly utilize, in any manner, any such Trade Secrets for his own benefit or for the benefit of anyone other than the Company, Bank and their respective affiliates during the term of this Agreement, and, following any termination of Employee, for as long as such information remains a Trade Secret.  Nothing herein is intended to limit protections or remedies relating to trade secrets or confidential information under any federal, state or local law.

(d)

In the event of a breach or threatened breach by Employee of the provisions of this Section 6, the Company, the Bank and their respective affiliates shall be entitled to an injunctive relief or temporary restraining order restraining Employee and any others from disclosing or utilizing, in whole or in part, such Trade Secrets or otherwise breaching or threatening to breach any provision in this Section.  Nothing herein shall be construed as prohibiting or limiting (i) the Company, Bank or their respective affiliates from exercising any other available rights or remedies for such breach or threatened breach, including, without limitation, the recovery of damages from Employee or others, or (ii) the rights and protections otherwise available to the Company, the Bank and their respective affiliates under any federal, state or other statutes and regulations relating to the protection of trade secrets and similar information.

(e)

In the event that any of the provisions of this Section 6 should be deemed to be invalid or unenforceable by a court of competent jurisdiction because the duration, territory, or definition(s) of activities or information covered by one or more of such provisions is unreasonable, overbroad, overlong or otherwise not reasonably tailored to protect the legitimate business interests of the Bank under applicable law, then such provisions shall be deemed to have been modified automatically to the maximum scope of business activities, time or geographic limitations permitted by law, such that the intent of the parties in entering this Agreement will not be impaired and the provision in question will be enforceable to the fullest extent of the applicable laws.  The provisions of this Agreement are severable.  If any provision of this Agreement shall be held to be invalid or unenforceable in any respect, such provision shall be carried out and enforced only to the extent to which it shall be valid and enforceable, and any such invalidity and unenforceability shall not affect any other provisions of this Agreement, all of which shall be fully carried out and enforced as if such invalid or unenforceable provision had not been set forth herein.

Section 7.

Arbitration; Equitable Relief.

(a)

Any dispute or controversy arising under or in connection with this Agreement other than as a result of the provisions of Section 6 hereof, shall be settled exclusively by arbitration; provided, however, that nothing herein shall prohibit the Bank from seeking equitable relief from a court of competent jurisdiction where permitted by Section 7(b) below.  Each party shall appoint one arbitrator and shall notify, in writing, the other party of such appointment and request the other party to appoint one arbitrator within thirty (30) days of receipt of such request.  If the party so requested fails to appoint an arbitrator, then the party making the request shall be entitled to designate two arbitrators.  The two arbitrators shall then mutually select a third arbitrator. The written decision of a majority of the arbitrators shall be binding upon the Bank and Employee and enforceable by law.  The arbitrators shall, by majority vote, determine the place for hearing, the rules of procedure, and allocation of the expenses of the arbitration.  Absent any written agreement to the contrary, the Employment Dispute rules of the American Arbitration Association shall apply to any arbitration proceedings.

(b)

Employee hereby acknowledges that a breach by it of any of the provisions of this Agreement will cause immediate irreparable damage to the Bank that is incapable of measurement and that the remedy at law for such breach will be entirely inadequate to compensate the Bank for its losses.  Therefore, in the event of such breach, the Bank and the Company, in addition to any other remedies available to them at law, in equity or otherwise, shall be entitled, at their sole option and in their discretion, to seek a temporary restraining order and preliminary and permanent injunctions (without the posting of bond or other security) restraining Employee from breaching or continuing any breach of any of the provisions of this Agreement.

(c)

In the event that a party seeks to obtain or enforce any right or benefit provided by this Agreement through Litigation (as defined in the Merger Agreement), and in the event that such party prevails in any such Litigation pursuant to which an arbitral panel, court or other Governmental Authority issues a final order, judgment, decree or award grating substantially the relief sought, then the prevailing party shall be entitled upon demand to be paid by the other party, all reasonable costs incurred in connection with such Litigation, including the reasonable legal fees and charges of one counsel.  No party shall be entitled to any punitive or exemplary damages, which are hereby waived.

Section 8.

Application of Code Section 280G.

Notwithstanding anything in this Agreement to the contrary, in the event that it shall be determined that any benefit, payment or distribution by the Bank to or for the benefit of Employee (whether payable or distributable pursuant to the terms of this Agreement or otherwise) (such benefits, payments or distributions are hereinafter collectively referred to as “Payments”) would, if paid, be subject to the excise tax (the “Excise Tax”) imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), then the aggregate present value of the Payments shall be reduced (but not below zero) to an amount expressed in present value that maximizes the aggregate present value of the Payments without causing the Payments or any part thereof to be subject to the Excise Tax and therefore nondeductible by the Bank because of Section 280G of the Code.  For purposes of this Section 8, present value shall be determined in accordance with Section 280G(d)(4) of the Code.  In the event, after the exhaustion of all remedies, it is necessary to reduce the Payments, Employee shall direct which of the Payments are to be modified or reduced.

Section 9.

Successors; Binding Effect.

(a)

This Agreement shall be binding upon, and inure to the benefit of, any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise), to all or substantially all of the business and/or assets of the Bank.  As used in this Agreement, “Company” and the “Bank” shall mean the Company and Bank as herein respectively defined and any successors or assignees to their respective business and/or assets as aforesaid, which is required by this Agreement to assume and perform this Agreement, whether by operation of law or otherwise.

(b)

This Agreement shall inure to the benefit of, and be enforceable by the Employee and the Employee’s personal and legal representatives, heirs and legatees.  If Employee should die while any amount would still be payable hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Employee’s devisee, legatee or other designee or, if there is no such designee, to Employee’s estate.

Section 10.

Miscellaneous.

(a)

All notices required or permitted hereunder shall be given in writing by actual delivery, by Registered or Certified Mail (postage prepaid), or by facsimile at the following addresses and numbers, or at such other places as shall be designated in writing:

If to the Employee:

Mr. Joe G. Mullins

1409 South Parrott Avenue

Okeechobee, Florida 33474

If to the Bank or the Company:

Seacoast Banking Corporation of Florida

815 Colorado Avenue

Stuart, Florida 34994

Facsimile:  (561) 288-6012

Attn:  Mr. Dennis S. Hudson, III

with a copy to:

Alston & Bird LLP

One Atlantic Center

1201 West Peachtree Street

Atlanta, Georgia 30309-3424

Facsimile:  (404) 881-4777

Attn:  Mr. Ralph F. MacDonald, III

(b)

If any provision of this Agreement shall be determined to be void by any court or arbitrium of competent jurisdiction, then such determination shall not affect any provisions of this Agreement, all of which shall remain in full force and effect.  This Agreement is the product of negotiation between the parties and neither party shall be construed to be the drafter for purposes of interpreting any ambiguity against either party.

(c)

The failure of the parties to complain of any act or omission on the part of either party, no matter how long the same may continue, shall not be deemed to be a waiver of any of its rights hereunder.

(d)

This Agreement may be executed in several identical counterparts, by facsimile or otherwise, each of which shall constitute an original (as though manually signed) and all of which, when taken together, shall constitute one and the same agreement.  A facsimile signature shall be binding and shall constitute and have the same force and effect as an original signature for all purposes. This Agreement may be modified or terminated only by a writing signed by the party against whom enforcement of any waiver, change, modification, extension, discharge or termination is sought.

(e)

The recitals contained in this Agreement are expressly made a part hereof.

(f)

This Agreement represents the entire understanding and agreement among the parties and supersedes any prior agreements or understandings with respect to the subject matter hereof.  By entering into this Agreement, Employee hereby represents, warrants and agrees that any prior employment agreements, change in control agreements or similar arrangements relating to his employment with Big Lake or any other employer or other party have been, or, at the Effective Time will be, terminated and of no further force and effect.  It is intended and agreed that the Company, the Bank and its direct and indirect subsidiaries are express beneficiaries of this Agreement and may enforce the provisions hereof to the same extent as the Bank.

(g)

This Agreement shall be governed by, and construed in accordance with, the laws of the State of Florida without giving effect to the choice of law provisions thereof.

(h)

Except for the provisions of Section 7 of this Agreement, relating to arbitration, nothing in this Agreement shall be construed as in any way prohibiting or limiting the Company, the Bank or their respective affiliates or the Employee from exercising any rights or remedies otherwise available to them, including, without limitation, the recovery of damages from Employee or others.

[Signatures on following page(s).]

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IN WITNESS WHEREOF, the undersigned parties hereto have caused this Agreement to be duly authorized and executed as of the day and year first above written.

“EMPLOYEE”

JOE MULLINS

/s/ Joe Mullins

“BANK”

FIRST NATIONAL BANK & TRUST COMPANY OF THE TREASURE COAST

By:

/s/ Dennis S. Hudson, III

Name:

Dennis S. Hudson, III

Title:

Chairman and Chief Executive

Officer

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AMENDMENT NO. 1

TO

EMPLOYMENT AGREEMENT

THIS AMENDMENT NO. 1 TO THE EMPLOYMENT AGREEMENT (this “Amendment”), dated as of March 31, 2006, by and among Seacoast Banking Corporation of Florida (the “Company”), First National Bank and Trust Company of the Treasure Coast (the “Bank”) and Joe G. Mullins (the “Employee”), amends that certain Employment Agreement, dated as of November 22, 2005, by and between the Bank and the Employee (the “Employment Agreement”), to be effective as of the effective time of the merger (the “Merger”) of Big Lake Financial Corporation (“BLFC”) with and into the Company pursuant to the Agreement and Plan of Merger, dated as of November 22, 2005, by and between the Company and BLFC (the “Merger Agreement”).

In order to facilitate the transactions contemplated by the Merger Agreement, and in consideration of the mutual covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, including Mr. Mullins’ release and waiver of any further rights under his Employment Agreement with Big Lake National Bank (“Big Lake”) and BLFC, dated July 15, 1998, as amended on July 20, 2005, and for his commitment to a successful transition as a result of the Merger, including customer and business retention and development in Big Lake’s markets, the parties hereto, intending to be legally bound, agree to amend the Employment Agreement as follows:

1.

Prior to the effective time of the transactions contemplated by the Merger Agreement (the “Effective Time”), BLFC shall have accrued, but shall not have paid, a payment of $185,000 to Employee under his existing employment agreement with Big Lake, dated July 15, 1998, and as amended July 20, 2005 (the “Big Lake Employment Agreement”).  Effective as of the Effective Time, the following Section 11 is hereby added to the Employment Agreement:

Section 11.

Transition Bonus Payment

The Bank shall pay or provide to Employee the following items upon the effective time of the merger of Big Lake with and into the Bank or as soon thereafter as permitted by applicable laws and regulations.  The Bank Merger has been approved by all applicable regulatory authorities.  The Company will merge Big Lake with and into the Bank at the earliest possible time, consistent with the conversion of Big Lake’s data systems, which is currently scheduled for June 1, 2006.

(i)

A one time payment of $370,000; provided, that such amount will be reduced by $185,000 if Big Lake is permitted in writing by the OCC to pay such amount pursuant to FDIC Regulation Section 359(a)(3) and delivers such amount to Employee;

(ii)

$85,000 for Mr. Mullins’ life insurance policy; and

(iii)

the title to the Big Lake car Mr. Mullins uses as of the date hereof free and clear of all liens.

Such payments shall be made to Employee regardless of whether Employee is terminated by the Company or the Bank, is disabled or dies.

2.

As amended hereby, the Employment Agreement shall be and remain in full force and effect.

IN WITNESS WHEREOF, the undersigned parties hereto have caused this Agreement to be duly authorized and executed as of the day and year first above written.

“EMPLOYEE”

JOE G. MULLINS

/s/ Joe G. Mullins

“BANK”

FIRST NATIONAL BANK & TRUST COMPANY OF THE TREASURE COAST

By:

/s/ Dennis S. Hudson, III

Dennis S. Hudson, III

Chairman and Chief Executive

Officer

“COMPANY”

SEACOAST BANKING CORPORATION OF FLORIDA

By:

/s/ Dennis S. Hudson, III

Dennis S. Hudson, III

Chairman and Chief Executive

Officer